EXHIBIT 99.02

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
 (a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Eco Venture Group, Inc.

We have audited the accompanying consolidated balance sheet of Eco Venture Group, Inc. and Subsidiary (the “Company”), a development stage company as of August 31, 2011 and the related statements of operations, equity and cash flows for the period from November 9, 2010 (date of inception) through August 31, 2011.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to the above present fairly, in all material respects, the financial position of Eco Venture Group, Inc. as of August 31, 2011, and the results of operations, equity and cash flows for the period from November 9, 2010 (date of inception) through August 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the accompanying consolidated financial statements, the Company is a development stage company and has not commenced its planned principal operations, is incapable of generating sufficient cash flow to sustain its operations without securing additional financing, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP
New York, New York
December 1, 2011

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
( a development stage company)
CONSOLIDATED BALANCE SHEET
AUGUST 31, 2011

ASSETS
Current assets:
Cash	$55,907
Deposits	10,000
Total current assets	65,907

Property, plant and equipment	729,396

Total assets	$795,303

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$148,983
Notes payable, related parties	265,474
Advances, related parties	48,604
Total current liabilities	463,061

Commitments and contingencies	-

Equity:
Eco Ventures Group, Inc. Stockholders’ Equity
Preferred stock, $0.001 par value; 100,000,000 shares authorized
Series A cumulative convertible preferred stock, $0.001 par value; 4,000,000 shares designated, 75,000 shares issued and outstanding	75
Series B cumulative convertible preferred stock, $0.001 par value; 6,120,800 shares designated, Nil shares issued and outstanding	-
Common stock, $0.001 par value; 750,000,000 shares authorized, 78,395,539 shares issued and outstanding	78,395
Preferred stock subscription	100,000
Common shares to be issued	169,417
Additional paid in capital	756,791
Deficit accumulated during development stage	(797,109)
Total Eco Ventures Group, Inc. Stockholders' Equity	307,569
Non controlling interest	24,673
Total equity	332,242

Total liabilities and equity	$795,303

The accompanying notes are an integral part of these consolidated financial statements.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
( a development stage company)
CONSOLIDATED STATEMENT OF OPERATIONS

From date of inception
(November 9, 2010)
Through
August 31, 2011

Revenue	$-

Operating expenses:
Operation expenses	56,023
Selling, general and administrative	830,594
Total operating expenses	886,617

Loss from operations	(886,617)

Other income (expense)
Gain on forgiveness of debt	261,793
Interest expense	(5,237)
Total other income (expense), net	256,556

Loss before provision for income taxes	(630,061)

Income taxes	-

Net loss	(630,061)

Less: Net loss attributable to non controlling interest	163,652

NET LOSS ATTRIBUTABLE TO ECO VENTURES GROUP, INC.	$(466,409)

Net loss per common share, basic and fully diluted	$(0.02)

Weighted average number of common shares, basic and fully diluted	25,518,001

The accompanying notes are an integral part of these consolidated financial statements.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
( a development stage company)
CONSOLIDATED STATEMENT OF EQUITY
FROM NOVEMBER 9, 2010 (DATE OF INCEPTION) THROUGH AUGUST 31, 2011

	ECO VENTURES GROUP, INC.
	Preferred shares
	Series A preferred stock		Series B preferred stock		Common shares		Common shares to be issued		Preferred shares subscribed		Additional Paid in	Deficit Accumulated During Development		Non Controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total	Interest	Equity
Balance at date of inception (November 9, 2010) as adjusted for recapitalization	-	$-	-	$-	9,239	$9	-	$-	-	$-	$241	$-	$250	$-	$250
Effect of Reverse Merger:
Common stock issued in connection with the shares exchange transaction, settlement of notes payable and effect of recapitalization	-	-	-	-	69,586,300	69,586	-	-	-	-	-	(330,700)	(261,114)	-	(261,114)
Common stock issued in May 2011 for services rendered at fair value of $0.02 per share	-	-	-	-	5,000,000	5,000	-	-	-	-	95,000	-	100,000	-	100,000
Common stock issued in May 2011 for officers' compensation at fair value of $0.02 per shares					3,800,000	3,800	-	-	-	-	72,200		76,000		76,000
Sale of Series A preferred stock in June 2011 at $2.00 per share	50,000	50	-	-	-	-	-	-	-	-	99,950	-	100,000	-	100,000
Sale of Series A preferred stock in July 2011 at $2.00 per share	25,000	25	-	-	-	-	-	-	-	-	49,975	-	50,000		50,000
Preferred stock subscription	-	-	-	-	-	-	-	-	40,000	100,000	-	-	100,000		100,000
Common stock issuable to officers under employment contract	-	-	-	-	-	-	211,112	169,417	-	-	-	-	169,417	-	169,417
Capital contributed to majority owned subsidiary	-	-	-	-	-	-	-	-	-	-	439,425	-	439,425	188,325	627,750
Net loss	-	-	-	-	-	-	-	-	-	-	-	(466,409)	(466,409)	(163,652)	(630,061)
Balance at August 31, 2011	75,000	$75	-	$-	78,395,539	$78,395	211,112	$169,417	40,000	$100,000	$756,791	$(797,109)	$307,569	$24,673	$332,242

The accompanying notes are an integral part of these consolidated financial statements.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
( a development stage company)
CONSOLIDATED STATEMENT OF CASH FLOWS

From date of inception
(November 9, 2010)
Through
August 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(630,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	345,417
Gain on forgiveness of debt	(261,793)
Operating expenses paid by related parties on behalf of the Company	265,474
Changes in operating assets and liabilities:
Deposits	(10,000)
Accounts payable and accrued expenses	149,912
Net cash used in operating activities	(141,051)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(169,396)
Net cash used in investing activities	(169,396)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of Series A preferred stock	250,000
Proceeds from advances, related parties	48,604
Contributed capital by shareholders/investors	67,750
Net cash provided by financing activities	366,354

Net increase in cash and cash equivalents	55,907

Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$55,907

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest	$-
Cash paid during period for taxes	$-

Non cash investing and financing activities:
Notes payable issued in exchange for expenses paid by related parties	$265,474
Property, plant and equipment acquired by certain investors as capital contribution	$560,000

The accompanying notes are an integral part of these consolidated financial statements.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying consolidated financial statements follows:

Basis and business presentation

Eco Ventures Group, Inc. (“EVG” or the “Registrant”), a public traded and holding company of our planned expanding lines of business, formerly known as Modern Renewable Technologies, Inc., was incorporated under the laws of the State of Nevada in April 2002.  In connection with the consummation of the reverse merger transaction on June 1, 2011 with Eco Ventures Group, Inc., a Florida corporation (“Eco Ventures – Florida”) formed on November 9, 2010 (date of inception), the accounting acquirer (see below), EVG changed its name to Eco Ventures Group, Inc., a Nevada corporation.  The historical financial statements are those of Eco Ventures – Florida, the accounting acquirer, immediately following the consummation of the reverse merger.  All references that refer to (the “Company” or “Eco Ventures Group” or "EVG" or “we” or “us” or “our”) are to Eco Ventures Group, Inc., the Registrant and its wholly and or majority owned subsidiaries unless otherwise differentiated, Eco Ventures Group, Inc., a Florida formed corporation.  We are in the development stage, as defined by Accounting Standards Codification subtopic 915-10, Development Stage Entities ("ASC 915-10") and specialize in the planned extraction of precious metals from ore bodies and reclaimed mine tailings and also will focus on the production of advanced biodiesel from recovered cooking oils and oil rich plants. We have not generated any revenues to date, have incurred expenses and has sustained losses since November 9, 2010 (date of inception).  Consequently, our operations are subject to all the risks inherent in the establishment of a new business enterprise.  For the period from November 9, 2010 (date of inception) through August 31, 2011, we have accumulated a deficit through its development stage of $797,109.

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Eco Ventures - Florida.  All significant intercompany balances and transactions have been eliminated in consolidation.

Reverse Merger and Corporate Restructure

On May 27, 2011, the Registrant entered into a material definitive agreement for the acquisition of 70% of the capital stock of Eco Ventures Group, Inc., a Florida corporation (“Eco Ventures – Florida”).  The acquisition was completed on June 1, 2011 through issuance of 61,500,000 (including 5,000,000 shares issued to consultants and 3,800,000 shares issued to officers)  shares of Common Stock of the Company in exchange for 467 Shares of Eco Ventures - Florida in a tax-free share exchange. A total of 16,886,300 shares of Common Stock of the Registrant shall be issued to Holders of the Registrant’s outstanding Convertible Debentures.  Upon the conversion of all such Convertible Debentures, the Registrant had a total of 78,395,539 Shares of Common Stock issued and outstanding.

As a condition of the reverse merger transaction, the name of the Registrant was changed to “Eco Ventures Group, Inc.”, a Nevada corporation and the Registrant’s OTC trading symbol has been changed to “EVGI”. The transaction is accounted for in substance as a reverse acquisition of the Registrant by Eco Ventures – Florida since the stockholders of Eco Ventures – Florida owned a majority of the Company’s voting power immediately following the merger transaction and Eco Ventures – Florida’s management has assumed operational, management and governance control in accordance with the terms of the Shareholder Agreement dated May 20, 2011.  For accounting purposes, Eco Ventures – Florida is the accounting acquirer and or the surviving entity.  Accordingly, the historical financial statements are those of Eco Ventures – Florida, the accounting acquirer, immediately following the consummation of the reverse merger.  The Company did not recognize goodwill or any intangible assets in connection with this transaction.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on the Company's financial position and results of operations was not significant.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.  As of August 31, 2011, all acquired property and equipment has yet to be placed in service, therefore no depreciation was recorded for the period from November 9, 2010 (date of inception) through August 31, 2011.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of timing differences such as deferred officers’ compensation and stock based compensation accounting.

Net Loss per Common Share, basic and diluted

The Company has adopted Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Shares issuable upon conversion of the Series A preferred stock has been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation. Fully diluted shares outstanding were 25,768,001 for the period from November 9, 2010 (date of inception) through August 31, 2011.

Stock based compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires that all share-based payments to both employees and non employees be recognized in the income statement based on their fair values.

As of August 31, 2011, the Company did not have any issued or outstanding stock options.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred.  Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur any research and development expenses from November 9, 2010 (date of inception) through August 31, 2011.

Reliance on Key Personnel and Consultants

The Company has 9 full-time employees and no part-time employees.  Additionally, the Company has consultants performing various specialized services.  The Company is heavily dependent on the continued active participation of these current executive officers, employees and key consultants. The loss of any of the senior management or key consultants could significantly and negatively impact the business until adequate replacements can be identified and put in place.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying amount reported in the consolidated balance sheet for accounts payable and accrued expenses, advances and notes payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

Recent Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.  FASB ASU No. 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820, resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. The Company plans to adopt this amended guidance on September 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s consolidated results of operations, cash flows or financial position.

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all nonowner changes in shareholders’ equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for the Company beginning September 1, 2012, with early adoption permitted. The Company plans to adopt this amended guidance on September 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s consolidated results of operations, cash flows or financial position.

In September 2011, FASB issued ASU No. 2011-08, Testing Goodwill for Impairment, which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on the Company’s consolidated results of operations, cash flow or financial position.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

NOTE 2 – GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements from November 9, 2010 (date of inception) through August 31, 2011, the Company incurred deficit accumulated during development stage of $797,109,  used $141,051 in cash for operating activities and had a negative working capital (current liabilities exceeded current assets) of $397,154 as of August 31, 2011. In addition, the Company is in a development stage, has yet commercialized its planned business and has not generated any revenues since inception.  These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and or upon obtaining additional financing to carry out its planned business. Management is devoting substantially all of its efforts to the commercialization of its planned product and processes, as well as raising additional debt or equity financing in order to accelerate the development and commercialization of additional products. There can be no assurance that the Company’s commercialization or financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems.

There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.  In the event the Company is unable to continue as a going concern, it may elect or required to seek protection from its creditors by filing a voluntary petition in bankruptcy or many be subject to an involuntary petition in bankruptcy.  To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The accompanying consolidated statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of August 31, 2011 are comprised of the following:

Office furniture and fixtures	$542
Equipment	149,214
Leasehold improvements	19,640
Construction in process	560,000
Total property, plant and equipment	$729,396

As of August 31, 2011, the Company is currently in the assembly and testing mode, not in operations.  Therefore no depreciation was recorded for the period from November 9, 2010 (date of inception) through August 31, 2011.

During the period from November 9, 2010 (date of inception) through August 31, 2011, the Company received property and equipment from three investors at a fair value of $560,000. The transaction was recorded as a capital contribution.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities as of August 31, 2011 are comprised of the following:

Accounts payable	$39,921
Accrued interest	5,236
Accrued compensation	103,826
Total accounts payable and accrued liabilities	$148,983

Upon the completion of the reverse merger transaction, the Company determined certain liabilities have been forgiven by the creditors/shareholders, which is deemed as extinguished as of August 31, 2011. Accordingly, the Company has recorded a gain on forgiveness of debt of $261,793 that related to the write-off of these extinguished liabilities.

NOTE 5 – NOTES PAYABLE, RELATED PARTIES

Notes payable as of August 31, 2011 are comprised of the following:

Notes payable, 8% per annum, due on demand, unsecured	$265,474

From November 9, 2010 (date of inception) through August 31, 2011, the Company issued two notes in the aggregate of $265,474 in exchange for operating expenses paid on behalf of the Company by two shareholders of its majority owned subsidiary.  The notes bear an 8% per annum interest rate, unsecured and are due on demand.

NOTE 6 – STOCKHOLDERS' EQUITY

Preferred Stock

The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.001 per share.  The Company's preferred stock may be divided into such series as may be established by the Board of Directors. The Board of Directors may fix and determine the relative rights and preferences of the shares of any series established.

Series A Cumulative Convertible Preferred Stock ("Series A")

In August, 2011, the Company designated 4,000,000 shares of authorized preferred stock as Series A Redeemable Convertible Preferred stock ("Series A").

Voting rights

a)
The Company shall not, without the affirmative consent of the holders of seventy-five percent of the Series A Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Series A Preferred Stock in any manner.

b)	Except as provided below, the holders of the Series A Preferred Stock shall not have any right to vote their Series A Preferred Stock in any manner.

c)
Notwithstanding the provisions above, on all matters coming before the holders of preferred stock of the Company, as a class, or coming before the holders of the Series A Preferred Stock of the Company, as a class, the holders of the Series A Preferred Stock shall have the right to vote their Series A Preferred Stock with each such share of stock being entitled to one (1) vote on any or all such matters.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Dividends

In each year, beginning six months from issuance, the holders of the Series A Preferred Stock shall be entitled to receive when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, quarterly dividends payable January 1, April 1, July 1 and October 1 in each year, commencing on July 1, 2012 in an amount equal to twenty percent (20%) of "Adjusted Gross Revenue" earned during that quarter.  Adjusted Gross Revenue is defined as gross revenue less licensing fees, royalties, third party payments, mineral extraction, mining expenses, crushing and shipping.  Said dividends shall continue until such time as the holder had received dividends in the amount that equals one hundred and eight percent (108%) of their original investment, after which time, the investor shall receive five percent (5%) of the Adjusted Gross Income for a period of twelve months.

In the case of the original issuance of shares of the Series A Preferred Stock, dividends shall begin to accrue and be cumulative from October 1, 2011. In the case of share of Series A Preferred Stock issued after October 1, 2011, but prior to any Dividend Payment Date, dividends shall begin to accrue and be cumulative from the date of issue to the next Dividend Payment Date; provided, however, that if dividends are not paid on any such Dividend Payment Date, then dividends shall accrue and be cumulative from the Dividend Payment Date to the date such dividends have been paid. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated on a pro-rata on a share-by-share basis among all such Series A Preferred shares outstanding at the time. The Board of Directors may fix a record date for the determination of holders of the Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

Whenever dividends payable on the Series A Preferred Stock as provided above are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Series A Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (i) pay dividends on any common stock of the Corporation, or (ii) purchase or otherwise acquire for consideration any share of Series A Preferred Stock, unless required or as otherwise provided.

Redemption rights

The Company may, at any time and from time to time, after total dividends paid per share equal at least $2.00, redeem all or a portion of the then outstanding shares of the Series A Preferred Stock at the stated value thereof (namely $2.00 per share) plus accrued and unpaid dividends thereon (cumulatively the “Redemption Amount”) by either (i) a check to the Redemption Amount or (ii) such number of shares of common stock of the Corporation as determined by dividing the “market value” as calculated of such common stock as of the date set by the Company for such redemption, into the Redemption Amount.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Liquidation rights

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, then the holders of the Series A Preferred Stock shall not be entitled to receive any amounts with respect to their shares of Series A Preferred Stock until payment in full has been made to the holders of the Corporation’s Series B Preferred Stock and Senior Convertible Preferred Stock of amounts which such holders may be entitled to receive upon liquidation. After such payments have been made in full to the Holders of the Company’s Series B Preferred Stock and Senior Convertible Preferred Stock and prior to any payments upon liquidation being made to the holders of the common stock of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive an amount per share equal to $1,000.00 (the “Series A Liquidation Amount”). The Series A Liquidation Amount shall be paid pari-passu with any payments upon liquidation to holders of any other class preferred stock of the Corporation. If the assets of the Corporation are insufficient to pay to the holders of the Series A Preferred Stock the full amount of the Series A Liquidation Amount to which they shall be entitled, then any amounts to be distributed to the holders of the Series A Preferred Stock shall be distributed pro rata to such holders.

Conversion rights

Subsequent to July 1, 2012, each share of Series A Preferred Stock shall be convertible at the option of the holder thereof (except as prohibited by law), in full or in part, based on the number of shares of Series A preferred stock to be converted, multiplied by the Series A issue price ($2.00 per share), plus any cumulative and unpaid dividends divided by the Series A conversion price in effect at the time of the conversion.

As of August 31, 2011, 75,000 shares of Series A Redeemable Convertible Preferred Stock were issued and outstanding.  Also, 40,000 shares of Series B preferred stock were issued subsequently for $100,000 received as of August 31, 2011 and is shown as a preferred stock subscription in the accompanying consolidated financial statements.

As per the subscription agreement for 75,000 preferred stock Series A issued, each Series A shares will be converted into one share of the Company and one share of Raptor Technology Group, Inc.

Series B  Cumulative Convertible Preferred Stock ("Series B")

In September 2011, the Company designated 6,120,800 shares as Series B Cumulative Convertible Preferred stock.  As of August 31, 2011, there were no shares of Series B issued or outstanding.

Voting rights

a)
The Company shall not, without the affirmative consent of the holders of seventy-five percent of the Series B Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Series B Preferred Stock in any manner.

b)	Except as provided below, the holders of the Series B Preferred Stock shall not have any right to vote their Series B Preferred Stock in any manner.

c)
Notwithstanding the provisions above, on all matters coming before the holders of preferred stock of the Company, as a class, or coming before the holders of the Series B Preferred Stock of the Company, as a class, the holders of the Series B Preferred Stock shall have the right to vote their Series B Preferred Stock with each such share of stock being entitled to one (1) vote on any or all such matters.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Dividends

In each year the holders of the Series B Preferred Stock shall be entitled to receive when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, an annual dividend in an amount equal to Eight percent (8%) per annum (that is, $0.20 per share on an annual basis) payable monthly (the “Dividend Payment Date”), plus a pro-rated Bonus Dividend equal to the amount of the Bonus Dividend Pool on each Dividend Payment Date divided by the number of Shares of Series B Preferred Stock issued and outstanding on each Dividend Payment Date.  The Bonus Dividend Pool shall consist of Twenty percent (20%) of the Company’s adjusted gross revenue for each fiscal year preceding the Dividend Payment Date until such time as the Company has paid a total of $2.50 in dividends per share, after which time the Bonus Dividend Pool shall consist of Five percent (20%) of the Company’s adjusted gross revenue for one (1) additional fiscal year.  Adjusted gross revenue is defined as gross revenue less license fees, royalties, and mining expenses, and which are attributable to business operations financed by the proceeds of the sales of Series B Preferred Stock.

In the case of the original issuance of shares of the Series B Preferred Stock, dividends shall begin to accrue and be cumulative from October 1, 2011. In the case of share of Series B Preferred Stock issued after October 1, 2011, but prior to any Dividend Payment Date, dividends shall begin to accrue and be cumulative from the date of issue to the next Dividend Payment Date; provided, however, that if dividends are not paid on any such Dividend Payment Date, then dividends shall accrue and be cumulative from the Dividend Payment Date to the date such dividends have been paid. Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated on a pro-rata on a share-by-share basis among all such Series B Preferred shares outstanding at the time. The Board of Directors may fix a record date for the determination of holders of the Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.
Whenever dividends payable on the Series B Preferred Stock as provided above are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Series B Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (i) pay dividends on any common stock of the Corporation, or (ii) purchase or otherwise acquire for consideration any share of Series B Preferred Stock, unless required or as otherwise provided.

Redemption rights

The Company may, at any time and from time to time, after total dividends paid per share equal at least $2.50, redeem all or a portion of the then outstanding shares of the Series B Preferred Stock at the stated value thereof (namely $2.50 per share) plus accrued and unpaid dividends thereon (cumulatively the “Redemption Amount”) by either (i) a check to the Redemption Amount or (ii) such number of shares of common stock of the Corporation as determined by dividing the “market value” as calculated of such common stock as of the date set by the Company for such redemption, into the Redemption Amount.

Liquidation rights

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, then the holders of the Series A Preferred Stock shall not be entitled to receive any amounts with respect to their shares of Series A Preferred Stock until payment in full has been made to the holders of the Corporation’s Series B Preferred Stock of amounts which such holders may be entitled to receive upon liquidation. After such payments have been made in full to the Holders of the Company’s Series B Preferred Stock and prior to any payments upon liquidation being made to the holders of the common stock of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive an amount per share equal to $2.50 (the “Series B Liquidation Amount”). The Series B Liquidation Amount shall be paid pari-passu with any payments upon liquidation to holders of any other class preferred stock of the Corporation. If the assets of the Corporation are insufficient to pay to the holders of the Series B Preferred Stock the full amount of the Series B Liquidation Amount to which they shall be entitled, then any amounts to be distributed to the holders of the Series B Preferred Stock shall be distributed pro rata to such holders.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Conversion rights

Subsequent to one (1) year from the date of issuance, each share of Series B Preferred Stock shall be convertible at the option of the holder thereof (except as prohibited by law), in full or in part,  into one point nine two (1.92) shares of fully paid and non assessable shares of common stock of the Company provided.

Common stock

The Company is authorized to issue 750,000,000 shares of $0.001 par value common stock as of August 31, 2011.  As of August 31, 2011, 78,395,539 shares of the Company's common stock were issued and outstanding.

In May 2011, in connection with entering a joint venture (See Note 10 below), the Company issued an aggregate of 5,000,000 shares of its common stock in exchange for services rendered with a fair value of $100,000.

In May 2011, in connection with the reverse merger transaction, the Company issued an aggregate of 16,886,300 shares of its common stock in exchange for old notes payable of $349,726.

In May, 2011, in connection with the reverse merger transaction, the Company issued an aggregate of 3,800,000 shares of its common stock in exchange for two officers’ compensation with a fair value of $76,000.

In May, 2011, in connection with the reverse merger transaction, the Company issued an aggregate of 52,700,000 shares of its common stock in exchange for 467 shares or 70% interest of Eco Ventures - Florida (See Note 1 above)

NOTE 7 - STOCK OPTIONS

On July 26, 2011, the 2011 Incentive Stock Option Plan (the “2011 Plan”) which provides incentive stock and non-statutory options to be granted to select employees, directors and consultants of the Company was approved by the Board of Directors and  reserved 10.0 million shares of the Company’s common stock for the 2011 Plan,

As of August 31, 2011, the Company has not granted any stock options under the 2011 Plan.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company’s current officers and shareholders have advanced funds to the Company for travel related and working capital purposes.  No formal repayment terms or arrangements existed. There were $48,604 advances due at August 31, 2011.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

As described in Note 5, above, from November 9, 2010 (date of inception) through August 31, 2011, the Company issued two notes in the aggregate of $265,474 in exchange for operating expenses paid on behalf of the Company by the non-controlling interest shareholders of Eco Ventures – Florida.  The notes bear an 8% per annum interest rate, unsecured and are due on demand.

NOTE 9 - NON CONTROLLING INTEREST

The remaining 30 % ownership of Eco Ventures – Florida is recorded as Non Ccontrolling interest in the consolidated financial statements.

A reconciliation of the non controlling loss attributable to the Company:

Net loss Attributable to the Company and transfers (to) from non-controlling interest from November 9, 2010 (date of inception) through August 31, 2011:

Net loss	$545,508
Average Non-controlling interest percentage	30.0%
Net loss attributable to the non-controlling interest	$163,652

The following table summarizes the changes in Non Controlling Interest from November 9, 2010 (date of inception) through August 31, 2011:

Balance, November 9, 2010 (date of inception)	$-
Non controlling interest portion of contributed capital	188,325
Net loss attributable to the non-controlling interest	(163,652)
Balance, August 31, 2011	$24,673

NOTE 10 -COMMITMENTS AND CONTINGENCIES

Employment Agreement

Randall Lanham. The Company entered into an employment contract on July 1, 2011 with Mr. Lanham as Chief Executive Officer for a period of 3 years at an annual salary of $300,000.  Mr. Lanham will however forgo 50% of his salary until the Company receives a significant portion of its financing to expand its operations and execute its business plan. Mr. Lanham is entitled to an annual bonus to equal to 1% of the Company’s EBITA for each fiscal year during the Employment Period but not to exceed $500,000.  Mr. Lanham received 1,900,000 shares of the Company’s common stock in conjunction with the reverse merger transaction.  The Company shall award an additional 52,778 shares of its "restricted stock" for each month that Mr. Lanham remains in the employ of the Company, up to a maximum of thirty-six (36) months.

Paul Smith. The Company entered into an employment contract on July 1, 2011 with Mr. Smith as our President and Chief Financial Officer for a period of 3 years at an annual salary of $300,000.  Mr. Smith will however forgo 50% of his salary until the Company receives a significant portion of its financing to expand its operations and execute its business plan. Mr. Smith is entitled to an annual bonus to equal to 1% of the Company’s EBITA for each fiscal year during the Employment Period but not to exceed $500,000.  Mr. Smith received 1,900,000 shares of the Company’s common stock in conjunction with the reverse merger transaction.   The Company shall award an additional 52,778 shares of its "restricted stock" for each month that Mr. Smith remains in the employ of the Company, up to a maximum of thirty-six (36) months.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Operating Lease Commitments

The Company's initial headquarters, operations and manufacturing facilities are located at 7432 State Road 50, Suite 101,  Groveland, FL, in a light-industrial complex 25 miles west of Orlando, FL .    The Company has leased an office / warehouse complex with a large warehouse facility for its planned Mineral Recovery Operation and Bio-Diesel Operation. The warehouse contains the completed 5,000 ton per year facility, which is already plumbed for expansion to a 10,000 concentrated ton per year facility.  The leases shall be for a period of one (1) year term commencing April 1, 2011 with annual rent of $189,390.  The Company has an option to extend the term of these leases for five successive periods of one year each with a 3.5% escalation clause upon each renewal.

Minimum lease payments are as follows:

Year ended August 31,
2012	$110,477

Joint Venture Agreements

On April 28, 2011, the Company entered into a joint venture agreement for the purpose of acquiring fifty percent (50%) ownership of certain intellectual property.  In exchange for the fifty percent ownership, the Company is obligated to provide funding to build a facility to process mineral tailing with production of 2,000 tons per year.  Each party of the joint venture shall share in the gross proceeds on a fifty/fifty basis; gross proceeds is total sales less amounts due tailing/ore provider and operating costs estimated at $2,000 per ton.

In conjunction with the Joint Venture Agreement, the Company issued an aggregate of 5,000,000 shares of its common stock to consultants for services rendered as compensation with a fair value of $100,000, which were recorded in the current period’s operations.  In addition, each member of the joint venture shall be entitled to one board seat on the other's board of directors.

Broken Hills, LLC.

The Company entered a mining agreement to supply ore for processing with Broken Hills, LLC.  The agreement stipulates the companies will split gross receipt revenues.  The Company will retain sixty percent (60%) of gross receipt revenue, while Broken Hills, LLC. will receive forty percent (40%) of gross receipt revenue for the initial twenty-thousand (20,000) tons of raw ore processed.  Once production has reached twenty-thousand tons of ore processed, the Companies will split gross receipt revenues in a manner of ninety-five percent (95%) for the Company and five percent (5%) to Broken Hills, LLC.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of August 31, 2011.

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

NOTE 11 – INCOME TAXES

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes include, but not limited to, accounting for intangibles, debt discounts associated with convertible debt, equity based compensation and depreciation and amortization.

At August 31, 2011, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $285,000 which expires in the year 2030, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Based upon the change in ownership rules under section 382 of the Internal Revenue Code of 1986, if in the future the Company issues common stock or additional equity instruments convertible in common shares which result in an ownership change exceeding the 50% limitation threshold imposed by that section, all of the Company’s net operating losses carryforwards may be significantly limited as to the amount of use in a particular years. Components of deferred tax assets as of August 31, 2011 are as follows. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

At August 31, 2011, the significant components of the deferred tax assets (liabilities) are summarized below:

Net operating loss carry forwards expiring through 2030	$285,000

Deferred tax asset	99,750
Less valuation allowance	(99,750)
Balance	$—

Net operating loss carry forwards 2011 (estimated)	$285,000
Balance	$285,000

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses. As of August 31, 2011, the Company has no unrecognized tax benefit from uncertain tax positions, including interest and penalties.

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

Statutory federal income tax rate	35.0%
State income taxes and other	0.0%

Effective tax rate	35.0%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

ECO VENTURES GROUP, INC.
(formerly Modern Renewable Technologies, Inc.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2011

Deferred Tax Asset (Liability):

Net operating loss carry forward	$99,750
Subtotal	99,750
Valuation allowance	(99,750)

Net Deferred Tax Asset (Liability)	$—

NOTE 12 – SUBSEQUENT EVENTS

On October 12, 2011 the Company issued a $15,000 secured promissory note. The promissory note bears an 8% per annum interest rate, due on demand and is secured by all the assets of the Company.

On October 17, 2011, the Company received $50,000 in proceeds for the sale of 20,000 shares of Series A Redeemable Convertible Preferred Stock

On November 9, 2011, the Company issued a $16,200 secured promissory note. The promissory note bears an 8% per annum interest rate, due on demand and is secured by all the assets of the Company.

On November 23, 2011, the Company issued, but held in escrow of 3,800,000 shares of its common stock pursuant to officer employment agreements as described in Note 10 above.  In addition, the Company issued 50,000 shares of its Series B, but held in escrow as officers’ compensation.